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                                                                   EXHIBIT 10.15
                                                              AMENDMENT NO. 1 TO
                                                               HOENIG GROUP INC.
                                             1996 LONG-TERM STOCK INCENTIVE PLAN


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                              AMENDMENT NO. 1 TO
                               HOENIG GROUP INC.
                      1996 LONG-TERM STOCK INCENTIVE PLAN




         This Amendment No. 1 dated March 25, 1998 to the 1996 Long-Term Stock Incentive Plan (the "Plan") of Hoenig Group Inc. hereby revises Section 6(c) and Section 8(b) of the Plan relating to U.K. Stock Options and Section 6(d)(ii) of the Plan relating to Stock Appreciation Rights. All capitalized terms used and not otherwise defined in this Amendment No. 1 shall have the meanings set forth in the Plan.

         1. The penultimate sentence of the first paragraph of Section 6(c) of the Plan is hereby deleted and replaced in its entirety by the following:

         No person who is, or will be, precluded from being an eligible employee or director with respect to the Company and its subsidiaries by paragraph 8 of Schedule 9 Taxes Act 1988 shall be eligible to receive or exercise a U.K. Stock Option.

         2. Section 8(b) of the Plan is hereby deleted and replaced in its entirety by the following:

         (b) Limitations on Transferability.
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         (i) Awards other than U.K. Stock Options. Awards and other rights under the Plan (other than U.K. Stock Options governed by the provisions of Section 8(b)(ii)) shall not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith and U.K. Stock Options) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

         (ii) U.K. Stock Options. U.K. Stock Options shall not be transferable by a Participant except to a Beneficiary in the event of the Participant's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. In the event of the Participant's death, U.K. Stock Options shall be exercisable by the legal representative of such deceased Participant during the twelve-month period following the Participant's date of death.

         3. The reference to "this Section 6(c)" contained in the penultimate sentence of Section 6(d)(ii) is hereby deleted and replaced by "this Section 6(d)."

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         4. Except for the matters specifically amended herein, the Plan shall remain and continue to be in full force and effect in accordance with its terms.

         5. This Amendment No. 1 shall become effective as of the date of its approval by the Board; provided, however, that Sections 1 and 2 of this Amendment No. 1 regarding Section 6(c) and Section 8(b) of the Plan shall become effective as of the date of the approval of this Amendment No. 1 by the Inland Revenue, and any U.K. Stock Options granted prior to such Inland Revenue approval shall be granted conditional upon such approval.

         6. This Amendment No. 1 shall be governed by, and construed in accordance with, the Delaware General Corporate Law, without giving effect to principles of conflicts of laws, and applicable federal law.


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